UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 11, 2006

CMS Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-09513	38-2726431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Energy Plaza, Jackson, Michigan		49201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	517-788-0550

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 10, 2006, acting through a wholly-owned indirect subsidiary, CMS Enterprises Company ("CMS Enterprises"), in turn a wholly-owned subsidiary of CMS Energy Corporation ("CMS Energy"), signed a series of agreements (the "Agreements") to participate in and co-develop the Prairie State Energy Campus ("Prairie State") with Peabody Energy Corp. Prairie State is a 1,600 megawatt mine-mouth power plant project in southern Illinois, about 40 miles southeast of St. Louis, Missouri. CMS Enterprises will indirectly own 15% of the project and will serve as lead developer, construction manager, and operator of the power plant.

Prior to financial close, upon notice any party may terminate its participation in the project. Financial close is, among other things, contingent upon the parties being able to secure:
• Non-recourse project financing;
• An engineering, procurement, and construction contract for the power plant; and
• Long-term power purchase agreements for a substantial portion of CMS Enterprises’ and Peabody Energy Corp.’s share of the project’s output.

Attached hereto as Exhibit 99.1 is a CMS Energy News Release dated October 11, 2006, which provides more information about Prairie State.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 CMS Energy’s News Release dated October 11, 2006

This Form 8-K contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” each found in the MANAGEMENT’S DISCUSSION AND ANALYSIS sections of CMS Energy’s Form 10-K/A and as updated in its subsequently filed Forms 10-Q (the “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference), that discuss important factors that could cause CMS Energy’s results to differ materially from those anticipated in such statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Energy Corporation

October 11, 2006	By:	Thomas J. Webb

Name: Thomas J. Webb
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	CMS Energy's News Release dated October 11, 2006